STOCK-FOR-STOCK EXCHANGE AGREEMENT

THIS STOCK-FOR-STOCK EXCHANGE AGREEMENT, made effective as of Dec.10, 2013 (this “Agreement”), by and among EuroGas, Inc., a Utah corporation (“Seller”), Tombstone Exploration Corporation, a federal company organized under the Canadian Business Corporation Act that files periodic foreign reports with the U.S. Securities and Exchange Commission (“Purchaser”), and EuroGas AG, a Swiss stock corporation organized and existing under Swiss law (“Company”), represents the complete agreement and understanding of the parties with respect to that set forth herein.  Seller, Purchaser and Company are referred to herein individually as a “Party” and collectively, as the “Parties”.

Preliminary Statement

Seller is the owner of shares of the common stock, 0.20 CHF par value (“Common Stock”) of EuroGas AG, a Swiss stock company (the “Company”).  Seller is willing to exchange 240 million shares (the “Shares”) of the Company’s common stock (the “Shares”) representing approximately 26% of the Company’s total issued and outstanding shares of Common Stock for common stock of the Purchaser.  Seller desires to exchange Company stock with Purchaser and Purchaser is willing to exchange 348 million shares of stock it holds in the Company with the Seller, on the terms and subject to the conditions set forth in this Agreement.  The Seller will also commit to financing the purchasers exploration effort in the USA in the amount of $5 million over the next 9 month period.

Upon consummation of this transaction, Seller will get the right to appoint two Members to the Board of Directors of Purchaser and Purchaser will get the right to appoint to 2 Members to the Verwaltungsrat or “Board” of the Company, EuroGas AG.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, Seller, Purchaser and the Company hereby agree as follows:

1.

Purchase and Sale or Exchange.

Seller agrees to sell, transfer, convey and deliver the Shares unto Purchaser and Purchaser agrees to acquire and purchase the Shares from Seller in exchange for the issuance of its shares, on the terms and subject to the conditions set forth herein.

2.

Stock-for-Stock Exchange, Exchange Ratio and Committed Funding.

(a)

General.  Seller shall exchange 240,000,000 of the Company’s Shares for the receipt of a total of 348,000,000 restricted shares of Purchaser’s stock, an exchange representing a 1 for 1.45 share exchange ratio, payable as specified in this Section 2, subject to the other terms and conditions of this Agreement.  Sellers committed funding for the exploration work of the buyer is to be advanced at the following stages. $500,000 on closing, $500,000 on or before April 30th 2014, and $4,000,000 on or before September 30th 2014.

(b)

Outstanding Liabilities.  The Company’s audited financial statements showing, among other things, its current liabilities for the fiscal year ended December 31, 2011, and for the unaudited period ending December 31, 2012, are together attached hereto as Exhibit “A”.

3.

The Closing.

(a)

General.  The closing of the transaction contemplated by this Agreement (the “Closing”) shall take place at such time and place as shall be agreed upon by the Parties  (the “Closing Date”) not later than December 10, 2013, by exchange of documents among the Parties by fax, email or courier, as appropriate, following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself).

(b)

Seller’s Delivery of Company Certificates to Purchaser’s Stock Transfer Agent and Purchaser’s Issuance of Its Stock and Delivery thereof to Seller.  Concurrent with the execution of this Agreement, Seller shall deliver certificates (the “Certificates”) evidencing its 240 million Company Shares held by Seller and to be exchanged hereunder, to Purchaser’s Stock Transfer Agent Action Stock transfer (“Action”), located in Salt Lake City, Utah.  Upon receipt of same and Closing, Action shall issue 348 million restricted shares of Purchaser’s stock to and in the name of Seller’s Austrian subsidiary EuroGas GmbH Austria and deliver the same as per Seller’s instructions.  If Action desires a formal escrow agreement to identify its duties and obligations hereunder, the Parties shall enter into a formal escrow or other agreement with Action in this regard.

4.

Representations and Warranties of the Seller.

Seller represents and warrants to Purchaser that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4).

(a)

Seller, EuroGas Inc., is a Utah corporation with registered offices in Salt Lake City and Vancouver, British Columbia, Canada.  It is currently the Major Shareholder of the Company and owns a total of approx. 650,000,000 shares of the Company representing approximately 70.27% of its 925,000,000 issued and outstanding shares, only 240,000,000 of which is subject to the exchange contemplated hereunder.

(b)

This Agreement has been duly and validly executed by Seller, and constitutes the valid and binding obligation of the Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally or by limitations, on the availability of equitable remedies.

(c)

Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby or compliance with the terms and conditions hereof by Seller, will violate or result in a breach of any term or provision of any agreement to which Seller is bound or is a party, or be in conflict with or constitute a default under, or cause the acceleration of the maturity of any obligation of Seller under any existing agreement or violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller or any  properties or assets of Seller.

(d)

No permit, consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority or consent of any third party is required in connection with the execution and delivery by the Seller of this Agreement and the consummation of the transactions contemplated hereby.

(e)

Shares are owned beneficially and of record by the Seller and are validly issued and outstanding, fully paid for and non-assessable with no personal liability attaching to the ownership thereof.  Seller owns the Shares free and clear of all liens, charges, security interests, encumbrances, claims of others, options, warrants, purchase rights, contracts, commitments, equities or other claims or demands of any kind (collectively, “Liens”), and upon delivery of the Shares to Purchaser, Purchaser will acquire good, valid and marketable title thereto free and clear of all Liens.  Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require Seller to sell, transfer, or otherwise dispose of any capital stock of the Company (other than pursuant to this Agreement).  Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

(f)

To Seller’s best knowledge, information and belief, there are no options, warrants or other rights to subscribe for or purchase shares of the Company’s capital stock outstanding, and as of the Closing Date, there will be none outstanding.

(g)

To Seller’s best knowledge, information and belief, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby or compliance with the terms and conditions hereof by the Company, will violate or result in a breach of any term or provision of any agreement to which the Company is bound or is a party, or the Company’s Articles of Incorporation or By-Laws, each as amended as of the date hereof, or be in conflict with or constitute a default under, or cause the acceleration of the maturity of any obligation of the Company under any existing agreement or violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets.

(h)

To Seller’s best knowledge, information and belief, there is no legal, administrative, investigatory, regulatory or similar action, suit, claim or proceeding, pending or, to Seller’s knowledge, threatened against the Company.

(i)

To the Seller’s best knowledge, information and belief, the Company is in the process to file all Swiss, European, federal, state and local tax returns and has paid all previous taxes, assessments and penalties due and payable, unless otherwise set forth or footnoted in Exhibit “A”.  All previously filed tax returns were complete and correct in all respects as filed, and no claims have been assessed with respect to such filed returns.  There are no present, pending, or threatened audit, investigations, assessments or disputes as to taxes of any nature payable by the Company, or any tax liens whether existing or inchoate on any of the assets of the Company, except for not yet filed tax returns.  No IRS or foreign, state, county or local tax audit is currently in progress.  To Seller’s best knowledge, information and belief, the Company has not waived the expiration of the statute of limitations with respect to any taxes.  There are no outstanding requests by the Company for any extension of time within which to file any tax return or to pay taxes shown to be due on any tax return.

(j)

Except as set forth in its financial statements comprising Exhibit “A” hereto, since the date of such financial statements, there has not been any event or condition of any character which has adversely affected, or may be expected to adversely affect, the Company’s business or prospects, including, but not limited to any adverse change in the condition, assets, liabilities (existing or contingent) or business of the Company from that shown in the financial statements attached hereto as Exhibit “A”.

(k)

To Seller’s best knowledge, information and belief, the Company has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of all governmental authorities, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Company alleging any failure so to comply.  To Seller’s best knowledge, neither the Company, nor any officer, director, employee, consultant or agent of the Company has made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to any governmental official, customer or supplier for the purpose of influencing any official act or decision of such official, customer or supplier or inducing him, her or it to use his, her or its influence to affect any act or decision of a governmental authority or customer, under circumstances which could subject the Company or any officers, directors, employees or consultants of the Company to administrative or criminal penalties or sanctions.

(l)

To Seller’s best knowledge, information and belief, no representation or warranty by the Company in this Agreement, nor in any certificate, schedule or exhibit delivered or to be delivered pursuant to this Agreement contains or will contain any untrue statement of material fact, or omits or will omit to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

(m)

Seller is aware that the shares of Purchaser it is receiving in exchange for Company Shares are and will be restricted in accordance with Rule 144 of the Securities Act or applicable Canadian law as governs Purchaser.  In addition, Seller is aware that its acquisition of as many as 348,000,000 shares of Purchaser’s common stock will make it an affiliate of Purchaser and will require it to make all filings disclosing such percentage as may be required under U.S. and/or Canadian law.

5.

Representations and Warranties of the Company.

The Company represents and warrants to Purchaser that the statements contained in this Section 5 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 5).

(a)

 EuroGas AG or Company whose stock is being acquired hereunder by the Purchaser, is a Swiss AG duly incorporated in Switzerland and in good standing with capitalization of 185,000,000 Swiss Francs (CHF) or approx. US $ 200,000,000.  On a fully diluted basis, the Company currently has 925,000,000 shares issued and outstanding with a par value of 0.20 CHF per share.  Although being incorporated as a Swiss Public Company with registered offices at Bahnhofstrasse 52 in Zurich, Switzerland, the Company’s shares have never been nor are they currently listed on a Stock Exchange in Switzerland.

Until December 14, 2012, the Company was listed and trading on the First Quotation Board of the Frankfurt Stock Exchange (FSE), but has dropped its listing on December 14, 2012, due to more stringent Listing requirements by the Frankfurt Stock Exchange, including the requirement to a 1:6 roll-back of EuroGas AG’s share capital in order to arrive at FSE’s newly established minimum listing share value requirement for FSE-listed companies of a one (1) Euro nominal value per share.

On March 15, 2013, EuroGas AG’s shares became listed on the newly established London based “GXG Market,” a computerized trading platform for European Securities; however, due to the virtual absence of market participants hardly any trading takes place in the shares of EuroGas AG.

EuroGas AG has audited financial statements for its fiscal year ended December 31, 2011, statements that were audited by BDO Switzerland.  Its 2012 financial statements are in the process of being audited by BDO Switzerland.  The Company represents and warrants that its financial statements for the year ended December 31, 2012, and a six (6) month stub for the six months ended June 30, 2013, will not be materially or significantly different than the audited statements for its fiscal year ended December 31, 2011.

(b)

The Company has full corporate power and authority to make the warranties and other representations that it is making herein.  This Agreement and the transactions contemplated hereby have been duly authorized by the Company and the Company has no objection to coming under the voting control of Purchaser.

(c)

This Agreement has been duly and validly executed by the Company and the Company’s warranties and representations herein as necessary to induce Purchaser to exchange its shares with Seller are true and accurate.

(d)

Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby or compliance with the terms and conditions hereof by the Seller, will violate or result in a breach of any term or provision of any agreement to which the Company is bound or is a party, or be in conflict with or constitute a default under, or cause the acceleration of the maturity of any obligation of the Company under any existing agreement or violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any properties or assets of the Company.

(e)

No permit, consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority or consent of any third party is required by the Company in connection with the execution and delivery by the Seller of this Agreement and the consummation of the transactions contemplated hereby.

(f)

There are no options, warrants or other rights to subscribe for or purchase shares of the Company’s capital stock outstanding, and as of the Closing Date, there will be none outstanding.

(g)

The Company has no Liabilities, other than those disclosed in its most recent financial statements attached hereto as Exhibit “A” (as defined in section 2(b) above), financial statements which, to the best knowledge of management, are true and accurate in all material respects.  As of the completion of the Closing, the Company will have no Liabilities that are materially at odds with those disclosed in Exhibit “A”.  If there are any Liabilities at odds with Exhibit “A” as of Closing, such shall be listed in Schedule A hereto.

(h)

The Company has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on its business in those jurisdictions where it currently engages in business.  The Company has no subsidiaries and does not control any other entity, directly or indirectly, nor does it have any direct or indirect equity participation in any other entity.

(i)

Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby or compliance with the terms and conditions hereof by the Company, will violate or result in a breach of any term or provision of any agreement to which the Company is bound or is a party, or the Company’s Articles of Incorporation or By-Laws, each as amended as of the date hereof, or be in conflict with or constitute a default under, or cause the acceleration of the maturity of any obligation of the Company under any existing agreement or violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets.

(j)

The Company’s authorized capital stock consists of 925,000,000 shares of Common Stock, of which 925,000,000 shares are issued and outstanding.  The Company has not reserved any shares of its Common Stock for issuance upon the exercise of options, warrants or any other securities or rights that are exercisable or exchangeable for, or convertible into, Common Stock. All of the issued and outstanding shares of Common Stock are validly issued, fully paid and non-assessable and have been issued in compliance with applicable laws, including, without limitation, applicable federal and state securities laws.  There are no outstanding options, warrants or other rights of any kind to acquire any additional shares of capital stock of the Company or securities exercisable or exchangeable for, or convertible into, capital stock of the Company, nor is the Company committed to issue any such option, warrant, right or security.  There are no agreements relating to the voting, purchase or sale of capital stock (i) between or among the Company and any of its stockholders, (ii) between or among the Seller and any third party, or (iii) to the knowledge of the Seller between or among any of the Company’s stockholders.  The Company is not a party to any agreement granting any stockholder of the Company the right to cause the Company to register shares of the capital stock of the Company held by such stockholder under the Securities Act of 1933 or similar act or law in another jurisdiction.  The stockholder list provided to the Purchaser by the Company is a current shareholder list and such list accurately reflects all of the issued and outstanding shares of the Company’s Common Stock.

(k)

There is no legal, administrative, investigatory, regulatory or similar action, suit, claim or proceeding, pending or, to the Company’s knowledge, threatened against the Company.

(l)

The Company has filed all previous Swiss, European, federal, state and local tax returns and has paid all taxes, assessments and penalties due and payable as per Dec. 31, 2011, unless otherwise set forth in Exhibit “A”.  All such previous tax returns were complete and correct in all respects as filed, and no claims have been assessed with respect to such returns.  There are no present, pending, or threatened audit, investigations, assessments or disputes as to taxes of any nature payable by the Company, or any tax liens whether existing or inchoate on any of the assets of the Company, except for current year taxes not presently due and payable.  No IRS or foreign, state, county or local tax audit is currently in progress.  The Company has not waived the expiration of the statute of limitations with respect to any taxes.  There are no outstanding requests by the Company for any extension of time within which to file any tax return or to pay taxes shown to be due on any tax return.

(m)

The Company does not have any ongoing operations, does not employ any employees and does not maintain any employee benefit or stock option plans.  The Company is not a party to any contract or agreement that will survive the Closing, any exceptions to be noted in Schedule B hereto.

(n)

Except as set forth in its financial statements comprising Exhibit “A” hereto, since the date of such financial statements, there has not been any event or condition of any character which has adversely affected, or may be expected to adversely affect, the Company’s business or prospects, including, but not limited to any adverse change in the condition, assets, liabilities (existing or contingent) or business of the Company, any exceptions noted in Schedule A hereto.

(o)

The Company has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of all governmental authorities, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Company alleging any failure so to comply.  Neither the Company, nor any officer, director, employee, consultant or agent of the Company has made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to any governmental official, customer or supplier for the purpose of influencing any official act or decision of such official, customer or supplier or inducing him, her or it to use his, her or its influence to affect any act or decision of a governmental authority or customer, under circumstances which could subject the Company or any officers, directors, employees or consultants of the Company to administrative or criminal penalties or sanctions.

(p)

No representation or warranty by the Company in this Agreement, nor in any certificate, schedule or exhibit delivered or to be delivered pursuant to this Agreement contains or will contain any untrue statement of material fact, or omits or will omit to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

6.

Representations and Warranties of the Purchaser.

Purchaser represents and warrants to Seller and Company as follows:

(a)

This Agreement has been duly executed and delivered by Purchaser.  This Agreement constitutes a valid and binding obligation of such Purchaser enforceable in accordance with its terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency or similar laws affecting the enforceability of creditor's rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

(b)

Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by such Purchaser with any of the provisions hereof will: violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of such Purchaser under any of the terms, conditions or provisions of any material note, bond, indenture, mortgage, deed or trust, license, lease, agreement or other instrument or obligation to which such Purchaser is a party or by which such Purchaser or any of such Purchaser’s properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults as do not have, in the aggregate, any material adverse effect; or violate any material order, writ, injunction, decree, statute, rule or regulation applicable to such Purchaser or to any of their properties or assets, except for such violations which do not have, in the aggregate, any material adverse effect.

(c)

No permit, consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority or the consent of any third party is required in connection with the execution and delivery by such Purchaser of this Agreement and the consummation of the transactions contemplated hereby.

(d)

Purchaser is aware that the Company’s stock does not currently trade in a meaningful way, if at all, and that in any event, by virtue of owning 13% or more of the Company’s stock, Purchaser may have restrictions on what stock it can sell at any given time, assuming it would want to.

(e)

Purchaser’s officers and directors are “accredited investors,” as such term is defined in Rule 501(a) of Regulation D promulgated by the SEC under the Securities Act and as amended by the Dodd-Frank Financial Reform Act of 2010.  They are also experienced and sophisticated in investments and business matters, have made investments of a speculative nature and have purchased securities of companies in private placements and otherwise in the past and, with advice of counsel, have such knowledge and experience in financial, tax and other business matters as to enable Purchaser to utilize the information made available by Seller and the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed exchange transaction, which represents a speculative investment.  Purchaser as a Canadian legal entity is duly and legally qualified to purchase and own the Shares under Canadian law.  Purchaser is also able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

(f)

Purchaser is purchasing the Shares as principal for such Purchaser’s own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

(g)

Purchaser understands and acknowledges that the Shares have not been registered under the Securities Act or any applicable Canadian, Swiss or European securities laws, by reason of their issuance in a transaction that does not require registration under the Securities Act (based in part on the accuracy of the representations and warranties of Purchaser contained herein), and that such Shares must be held indefinitely unless a subsequent disposition is registered under the Securities Act or any applicable foreign securities law or is exempt from such registration.

(h)

No one affiliated directly or indirectly with Purchaser has any pre-existing relationship with Seller or the Company or any of their current officers and directors.

(i)

Purchaser represents on behalf of itself that:

(i)

During the past ten years there has been no petition under the federal bankruptcy laws or any state insolvency law filed by or against it or its principals, nor has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of it;

(ii)

Neither Purchaser nor anyone of its officers or directors has been adjudged guilty of fraud in a civil or criminal proceeding;

(iii)

During the past five years no one affiliated with Purchaser has not been convicted in a criminal proceeding or named the subject of a pending criminal proceeding, excluding traffic violations and other minor offenses;

(iv)

Purchaser has not been the subject of any administrative or court order, judgment, decree or consent agreement, not subsequently reversed, suspended or vacated, permanently or temporarily enjoining or limiting it or any of its principals from the following activities:

(A)

acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, Director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(B)

engaging in any type of business practice; or

(C)

engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws.

(v)

Purchaser has not been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days its right to engage in any activity described in subparagraph (iv) above or to be associated with persons engaged in any such activity; and

(vi)

Neither Purchaser nor any of its officers or directors has been found by a court in a civil action or by the SEC to have violated any federal or state securities law, which judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

In respect of Purchaser and principals of Purchaser that are residents of countries other than the United States, the references above to courts, federal or state agencies shall be deemed to refer to the comparable tribunal or entity in the country in which such individuals reside.

(j)

The Company has filed or furnished all reports, schedules, forms, statements, prospectuses and other documents required of it to be filed with, or furnished to, the Securities and Exchange Commission (the “SEC”) (all such documents, as amended or supplemented, are referred to collectively as, the “SEC Reports”).  The Company has made available to the Purchaser all comment letters, if any, received by the Company from the staff of the SEC and all responses to such comment letters by or on behalf of the Company.  Through the date hereof, the Company has complied in all respects with its SEC filing obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Securities Act of 1933, as amended (the “Securities Act”).  Each of the audited financial statements and related schedules and notes thereto and unaudited interim financial statements of the Company (collectively, the “Company Financial Statements”) contained in the SEC Reports (or incorporated therein by reference) were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) (except in the case of interim unaudited financial statements) except as noted therein, and fairly present in all respects the financial position of the Company as of the dates thereof and the results of its operations, cash flows and changes in stockholders’ equity for the periods then ended, subject (in the case of interim unaudited financial statements) to normal year-end audit adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and, such financial statements complied as to form as of their respective dates in all respects with applicable rules and regulations of the SEC.  The financial statements referred to herein reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements.  As of their respective dates, each of the SEC Reports was prepared in accordance with and complied with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations thereunder, and the SEC Reports (including all financial statements included therein and all exhibits and schedules thereto and all documents incorporated by reference therein) did not contain any untrue statement of a fact or omit to state a fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Neither the Company nor any of its officers has received notice from the SEC or any similar other governmental authority, including a Canadian authority, questioning or challenging the accuracy, completeness, content, form or manner of filing or furnishing of the SEC Reports.

(k)

Purchaser acknowledges that it has been given access to the kind of information about the Company that would be contained in a registration statement, were the Company to have filed one with the SEC or applicable Canadian or other authority.  In this regard, Purchaser also acknowledges that it has been given ample time and opportunity to ask questions of the Company’s counsel or accountants and that all such questions and other information have been provided to the Purchaser’s satisfaction and the satisfaction of Purchaser’s counsel and accountants.

7.

Due Diligence.

The Parties and their respective agents and representatives have provided each other with certain due diligence documents, including but not limited to, financial statements, organizational documents, material contracts, and certain minutes of each one’s activities to each Party’s mutual satisfaction to enable each Party to desire to proceed with this transaction.

8.

Latest Developments Regarding Seller’s $ 1.65 bn Damage Lawsuit against the Slovak Republic under ICSID International Arbitration Tribunal.

Seller’s Paris, France based solicitors are in the process to commence Seller’s damage lawsuit against the Slovak Republic resulting from the illegal 2004 expropriation by the Slovak Republic of Seller’s interest in the huge Gemerska Poloma soapstone (talc) deposit, one of the largest and purest industrial mineral deposits of its kind in the world. According to the official Annual Slovak Mineral Yearbook the Gemerska Poloma deposit contains in excess of 140 Mill. tons of mineral reserves with an estimated conservative value of more than $ 1.5 bn at todays market prices.

Seller will also commit the following funds to

9.

Pre-Closing Covenants.

The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

(a)

General.  Each of the Parties will use their best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 11 below).

(b)

Notices and Consents.  Prior to Closing, Seller will cause the Company to give any notices to third parties, and will cause the Company to use its best efforts to obtain any third party consents that the Purchaser may reasonably request.  Each of the Parties will (and Seller will cause the Company to) give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governmental authorities necessary in order to consummate the transactions contemplated hereby.  Seller is not aware of any third party consent nor other filing or notice to third parties that is necessary in respect of this Agreement.

(c)

Prohibited Activities.  Prior to Closing, Seller will use its best efforts, including its rights as a shareholder of the Company, to prevent the Company from engaging in any practice, taking any action, or entering into any transaction except for ministerial matters necessary to maintain the Company in good standing or otherwise necessary to maintain the Company’s material contracts and other business activities intact.  Without limiting the generality of the foregoing, Seller will also use its best efforts and rights as a shareholder to prevent the Company from (i) declaring, setting aside, or paying any dividend or making any distribution with respect to its capital stock or redeeming, purchasing, or otherwise acquiring any of its capital stock except as otherwise expressly specified herein, (ii) issuing, selling, or otherwise disposing of any of its capital stock, or granting any options, warrants, preemptive or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock, (iii) making any capital expenditures, loans, or incurring any other obligations or liabilities, (iv) entering into any agreement or incurring any commitment or (v) otherwise engaging in any practice, taking any action, or entering into any transaction that is inconsistent with the transactions contemplated hereby.

(d)

Notice of Developments.  Seller, to the extent it becomes aware of the same, will give prompt written notice to Purchaser of any material adverse development causing a breach of any of the representations and warranties in Sections 4 and 5 above.  No disclosure by any Party pursuant to this Section, however, shall be deemed to amend or supplement the disclosures contained in the Schedules hereto or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

10.

Post-Closing Covenants.  The Parties agree as follows with respect to the period following the Closing:

(a)

General.  In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request to carry out the purposes and objectives of this Agreement, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 12 below).

(b)

Litigation Support.  In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date, the other Party will cooperate with her or it and her or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 12 below).

(c)

 Cooperation.  Seller and Company shall cooperate with Purchaser and in the preparation of the Purchaser’s SEC Reports after Closing, to the extent that information about the Company is required to be disclosed in any of Purchaser’s SEC Reports.  This is an on-going obligation of the Company.

11.

Conditions to Obligation to Close.

(a)

Conditions to Obligation of the Purchaser.

The obligation of Purchaser to consummate the transactions to be performed by the Purchaser in connection with the Closing is subject to satisfaction of the following conditions:

(i)

the representations and warranties of Seller and set forth in Section 4 above and the Company in Section 5 above shall be true and correct in all material respects at and as of the Closing Date;

(ii)

Seller and the Company shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

(iii)

Seller and Company, as necessary, shall have procured all of the third party consents required or asked of it in order to effect the Closing;

(iv)

no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would  (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Purchaser to own the Shares and to eventually control the Company, or (D) affect adversely the right of the Company to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(v)

Seller shall have delivered to Purchaser a certificate to the effect that (A) each of the conditions specified above in Section 11(a)(i)-(iv) is satisfied in all respects, and (B) as of the Closing, the Company has only those Liabilities listed in Exhibit “A” or modified as indicated Schedule A hereto;

(vi)

Purchaser shall have completed the business, accounting and legal due diligence review of the Company, and the results thereof shall be satisfactory to Purchaser, its officers and directors;

(vii)

the Company shall have delivered its Articles of Incorporation and By-Laws, each as amended to the Closing Date, certified by the Secretary of the Company, resolutions adopted by the Board of Directors of Seller authorizing this Agreement and the transactions contemplated hereby certified by the Secretary of the Seller, and Seller shall have delivered to Purchaser, to the extent available, copies of the Company’s original minute book and corporate seal and all other original corporate documents and agreements; and

(viii)

all actions to be taken by Seller and Company in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to Purchaser.

Purchaser may waive any condition specified in this Section 11(a) at or prior to the Closing in a writing executed by the Purchaser.

(b)

Conditions to Obligation of Seller.

The obligations of Seller to consummate the transactions to be performed by it in connection with the Closing are subject to satisfaction of the following conditions:

(i)

the representations and warranties of Purchaser set forth in Section 6 above shall be true and correct in all material respects at and as of the Closing Date;

(ii)

Purchaser shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(iii)

no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect unless already legally secured by Seller);

(iv)

Purchaser shall have delivered to Seller and the Company a certificate to the effect that each of the conditions specified above in Section 11(b)(i)-(iii) are satisfied in all respects; and

(v)

all actions to be taken by the Purchaser in connection with consummation of the transactions contemplated hereby and all certificates, instruments and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to Seller and the Company;

Seller and Company may waive any condition specified in this Section 11(b) at or prior to the Closing in a writing executed by Seller and the Company.

12.

Remedies for Breaches of This Agreement.

(a)

Survival of Representations and Warranties.  All of the representations and warranties of the Parties shall survive the Closing hereunder (even if a Party knew or had reason to know of any misrepresentation or breach of warranty by another Party at the time of Closing) and continue in full force and effect for a period of twelve (12) months thereafter.

(b)

Indemnification Provisions for Benefit of the Purchaser.  Seller hereby covenants and agrees that the Seller and Company shall indemnify Purchaser, and each of their successors and assigns (individually, a “Purchaser Indemnified Party”), and hold it harmless from, against and in respect of any and all costs, losses, claims, liabilities, fines, penalties, damages and expenses (including interest which may be imposed in connection therewith, court costs and reasonable fees and disbursements of counsel and any losses (“Losses”) that may result from the granting of injunctive relief) incurred by any of them (i) based upon, arising out of or otherwise in respect of any inaccuracy in or the  breach of any representation, warranty, covenant or agreement of Seller and the Company made in this Agreement or (ii) based upon any Liability arising out of the operations of the Company prior to the Closing.

(c)

Indemnification Provisions for Benefit of Seller and Company.  Purchaser hereby covenants and agrees that it shall indemnify the Seller and each of its successors and assigns (individually, a “Seller or Company Indemnified Party”), and hold them harmless from, against and in respect of any and all costs, losses, claims, liabilities, fines, penalties, damages and expenses (including interest which may be imposed in connection therewith and court costs and reasonable fees and disbursements of counsel) incurred by any of them resulting, from any misrepresentation, breach of warranty or the nonfulfillment of any agreement, covenant or obligation by Purchaser made in this Agreement or (ii) based upon any Liability arising out of the operations of Purchaser prior to the Closing.

13.

Termination.

(a)

Termination of Agreement.  The Parties may terminate this Agreement as provided below:

(i)

the Parties may terminate this Agreement by mutual written agreement at any time prior to the Closing;

(ii)

Purchaser may terminate this Agreement by giving written notice to  Seller and the Company at any time prior to the Closing (A) if the findings of their due diligence investigation of the Company are not satisfactory to them in their sole and absolute discretion; or (B) in the event Seller or the Company has breached any material representation, warranty, or covenant contained in this Agreement in any material respect and Purchaser has notified Seller and the Company of the breach, and the breach has continued without cure for a period of two (2) days after the notice of breach; or ( C ) if the Closing shall not have occurred on or before December 10, 2013 by reason of the failure of any condition precedent under Section 11(a) (unless the failure results primarily from Purchaser breaching any representation, warranty, or covenant contained in this Agreement); and

(iii)

Seller and Company may terminate this Agreement by giving written notice to the Purchaser at any time prior to the Closing (A) if the findings of their due diligence investigation of Purchaser are not satisfactory to them in their sole and absolute discretion; or (B) in the event Purchaser has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Seller or the Company has notified Purchaser of the breach, and the breach has continued without cure for a period of two (2) days after the notice of breach; or (C) if the Closing shall not have occurred on or before August 10, 2013, by reason of the failure of any condition precedent under Section 11(b) (unless the failure results primarily from Seller or the Company breaching any representation, warranty, or covenant contained in this Agreement).

(b)

Effect of Termination.  No Party shall in any event be permitted to terminate this Agreement and keep any of the shares of either held in escrow.  Except as aforesaid, if this Agreement terminates pursuant to this Section 13, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party.

14.

Miscellaneous.

(a)

Facsimile Execution and Delivery.  Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes.

(b)

Confidentiality; Press Releases and Public Announcements.  Except as and to the extent required by law, no Party will disclose or use and will direct its representatives not to disclose or use any information with respect to the transaction that is the subject of this Agreement, without the consent of the other Parties.  No Party hereto shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party or Parties; provided, however, that the Company may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its securities as traded or tradable in Europe (in which case the Seller and the Company will use their best efforts to advise Purchaser prior to making the disclosure).

(c)

No Third-Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

(d)

Entire Agreement.  This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

(e)

Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns.  No Party may assign either this Agreement or any of their rights, interests, or obligations hereunder without the prior written approval of the other Parties, as applicable; provided, however, that no such assignment shall operate to release a Party or a successor from any obligation hereunder unless and only to the extent that the other Parties so agree in writing.

(f)

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute the same instrument.

(g)

Headings.  The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(h)

Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, or (ii) delivered by reputable air courier service with charges prepaid, or (iii) transmitted by email or facsimile, in each case addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by email or facsimile, or (b) if sent by reputable courier, the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), or upon actual receipt, whichever shall first occur.

If to the Seller or the Company:

EuroGas, Inc.

c/o MABEY & COOMBS, L.C.

Highland Park Plaza

3098 South Highland Drive, Suite 323

Salt Lake City, Utah 84106-6001

Phone No. 801-467-2779

Fax No. 801-467-3256

with a copy (which shall not constitute notice) to:

J. Michael Coombs, Esq.

MABEY & COOMBS, L.C.

Highland Park Plaza

3098 South Highland Drive, Suite 323

Salt Lake City, Utah 84106-6001

Phone No. 801-467-2779

Fax No. 801-467-3256

Email:  jmcoombs@sisna.com or jmcoombs77@gmail.com

If to the Purchaser:

Tombstone Exploration Corporation

7337 E. Doubletree Ranch Road, Suite 190

Scottsdale, AZ 85258

Attention: Alan Brown, President and Chairman of the Board

e-mail address: alanmbrown@cox.net

with a copy (which shall not constitute notice) to:

Wade Huettel

Angela M. Fontanini

Zouvas Law Group, P.C.

2368 Second Avenue, 2nd Floor

San Diego, CA 92101

Telephone: 619.955.6436

Fax: 619.955.6438

Email addresses:  wdh@zouvaslaw.com and angela@zouvaslaw.com>

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient.  Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

(i)

Governing Law; Forum.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Utah without giving effect to any choice or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah.  Each of the parties hereto agrees that any action arising out of or related to this Agreement shall be brought in the state or federal courts located in Salt Lake City, Utah, and each of the parties hereto submits to the jurisdiction of such courts and waives any claim arising out of or related to the convenience of such forum.

(j)

Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Purchaser and Seller or their respective representatives.  No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(k)

Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(l)

Expenses.  Each of the Parties will bear their own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

(m)

Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

(n)

Incorporation of Exhibits and Schedules.  The exhibits and schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

(o)

Specific Performance.  Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached.  Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof, in addition to any other remedy to which they may be entitled, at law or in equity.

IN WITNESS WHEREOF, the undersigned Parties have duly authorized the execution of this Agreement as of the date first above written.

[this space intentionally left blank]

SELLER

EuroGas, Inc.

By: /s/ Harald Schmidt

Harald Schmidt

Chief Financial Officer and Director

By: /s/ Alexander Danicek

Alexander Danicek

Executive Vice President and Director

COMPANY

EuroGas, AG

By: /s/ Wolfgang Rauball

Wolfgang Rauball

Chairman of the Administration Board

PURCHASER

Tombstone Exploration, Inc.

By: /s/ Alan Brown

Alan Brown

President and Chairman of the Board

Schedule A

Liabilities at Odds with the Company’s Most Recent Financial Statements as of Closing

None

Schedule B

List of Company Material Agreements that Shall Survive Closing